As filed with the Securities and Exchange Commission on August 14, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0547600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D

Charlotte, NC 28277

(Address of Principal Executive Offices and Zip Code)

COLUMBUS McKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Alan S. Korman

Senior Vice President Corporate Development, General Counsel and Secretary

Columbus McKinnon Corporation

13320 Ballantyne Corporate Place, Suite D

Charlotte, NC 28277

(716) 689-5400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Craig M. Fischer, Esq.

Hodgson Russ LLP

The Guaranty Building

140 Pearl Street, Suite 100

Buffalo, New York 14202-4040

(716) 848-1266

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Columbus McKinnon Corporation (the “Company”) with the Securities Exchange Commission (the “Commission”) to register 1,450,000 additional shares of the Company’s common stock, par value $0.01 per share (“Shares”), under the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan, as amended (the “Plan”) pursuant to the amendment of the Plan approved by the board of directors of the Company on June 1, 2026, and by the Company’s shareholders at the Company’s Annual Meeting of Shareholders held on August 14, 2026. The Shares are in addition to the shares previously registered on the Company’s Registration Statement on Form S-8 with respect to the Plan filed with the Commission on July 22, 2024 (File No. 333-280936) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on June 8, 2026 (the “Form 10-K”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on July 30, 2026;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on June 8, 2026, July 1, 2026 (solely pursuant to Item 5.02 of Form 8-K), July 20, 2026 and August 4, 2026;

(d)

The portions of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on August 14, 2026, filed with the Commission on June 26, 2026, that are specifically incorporated by reference to Part III of the Form 10-K;

(e)	The description of Common Stock set forth in Exhibit 4.2 to the Form 10-K; and

(f)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Form 10-K referred to in (a) above (other than information contained in Current Reports on Form 8-K that is furnished, but not filed).

In addition, any and all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 21, 2022).

4.2	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, filed with the New York Department of State on January 29, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2026).

4.3	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, filed with the New York Department of State on January 29, 2026 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2026).

4.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 11, 2023).

4.5 (p)	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement No. 33-80687 on Form S-1 dated December 21, 1995).

4.6	Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 10, 2024).

4.7	First Amendment to the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 26, 2026).

5.1*	Opinion of Hodgson Russ LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Hodgson Russ LLP, included in the opinion filed as Exhibit 5.1 hereto.

24*	Power of Attorney (included on Signature Page).

107*	Filing Fee Table.

*	Filed herewith.
(p)	Paper filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 14, 2026.

COLUMBUS McKINNON CORPORATION
(the “Registrant”)

By:	/s/ John R. Linker
John R. Linker, Executive Vice President – Finance and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints David J. Wilson and Alan S. Korman his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Columbus McKinnon Corporation relating to the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates listed below.

Signature	Title	Date

/s/ David J. Wilson David J. Wilson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2026

/s/ John R. Linker John R. Linker	Executive Vice President – Finance and Chief Financial Officer (Principal Financial Officer)	August 14, 2026

/s/ Thomas Oddo Thomas Oddo	Chief Accounting Officer (Principal Accounting Officer)	August 14, 2026

/s/ Gerald G. Colella Gerald G. Colella	Chair of the Board of Directors	August 14, 2026

/s/ Chad R. Abraham Chad R. Abraham	Director	August 14, 2026

/s/ Aziz S. Aghili Aziz S. Aghili	Director	August 14, 2026

Signature	Title	Date

/s/ Jeanne Beliveau-Dunn Jeanne Beliveau-Dunn	Director	August 14, 2026

/s/ Kathryn V. Roedel Kathryn V. Roedel	Director	August 14, 2026

/s/ Andrew Campelli Andrew Campelli	Director	August 14, 2026

/s/ Michael Dastoor Michael Dastoor	Director	August 14, 2026

/s/ Michael Lamach Michael Lamach	Director	August 14, 2026

/s/ Nathan K. Sleeper Nathan K. Sleeper	Director	August 14, 2026

/s/ Chris J. Stephens Jr. Chris J. Stephens Jr.	Director	August 14, 2026

/s/ Rebecca Yeung Rebecca Yeung	Director	August 14, 2026